FBR MARYLAND TAX-FREE PORTFOLIO

        Proxy for Special Meeting of Shareholders - February 24, 2006

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of FBR Maryland Tax-Free Portfolio (the "Fund"), a portfolio of The FBR Funds (the "Trust"), hereby appoints each of _______, ________, _______, and ______, collectively or individually, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on February 24, 2006, at the principal executive offices of the Trust at 1001 Nineteenth Street North, Arlington, VA 22209, at 10:00 a.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at  hand.
2) Call 1-800-690-6903
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyweb.com
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.


Proposal 1.
To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which MTB Maryland Municipal Bond Fund (MTB Maryland) would acquire all of the assets of the Fund in exchange solely for Class A Shares of MTB Maryland, to be distributed pro rata by the Fund to its shareholders, in complete termination and liquidation of the Fund..
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]







Proposal 2.
To approve or disapprove the payment of fees held in escrow pursuant to an Interim Sub-Advisory Agreement dated November 1, 2004, to Asset Management, Inc., for the period November 1, 2004 through October 26, 2005.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]


Proposal 3.
To approve or disapprove the payment of fees held in escrow pursuant to an Interim Sub-Advisory Agreement dated October 27, 2005, to Chevy Chase Trust Company, for the period since October 27, 2005.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]



I.    YOUR VOTE IS IMPORTANT

                                                Please complete, sign and
                                                return
                                                this card as soon as possible.




                                                Dated

                                                Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



                                                                 Exhibit 17(b)



                       FBR VIRGINIA TAX-FREE PORTFOLIO

        Proxy for Special Meeting of Shareholders - February 24, 2006

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of FBR Virginia Tax-Free Portfolio (the "Fund"), a portfolio of The FBR Funds (the "Trust"), hereby appoints each of _______, ________, _______, and ______, collectively or individually, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on February 24, 2006, at the principal executive offices of the Trust at 1001 Nineteenth Street North, Arlington, VA 22209, at 10:00 a.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at  hand.
2) Call 1-800-690-6903
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyweb.com
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.


Proposal 1.
To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which MTB Virginia Municipal Bond Fund (MTB Virginia) would acquire all of the assets of the Fund in exchange solely for MTB Virginia's assumption of the Fund's liabilities and Class A Shares of MTB Virginia, to be distributed pro rata by the Fund to its shareholders, in complete termination and liquidation of the Fund.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]







Proposal 2.
To approve or disapprove the payment of fees held in escrow pursuant to an Interim Sub-Advisory Agreement dated November 1, 2004, to Asset Management, Inc., for the period November 1, 2004 through October 26, 2005.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]


Proposal 3.
To approve or disapprove the payment of fees held in escrow pursuant to an Interim Sub-Advisory Agreement dated October 27, 2005, to Chevy Chase Trust Company, for the period since October 27, 2005.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]



II.   YOUR VOTE IS IMPORTANT

                                                Please complete, sign and
                                                return
                                                this card as soon as possible.



                                                Dated

                                                Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.